United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2015

Black Diamond, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34767 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On June 3, 2015, Ms. Zeena Freeman terminated the Employment Agreement, dated as of August 11, 2014 between Black Diamond, Inc. (the “Company”) and Ms. Freeman (the “Employment Agreement”) because of the Company’s previously announced exploration of strategic alternatives, including the sale of the Company’s Black Diamond Equipment (including PIEPS) and POC brands in two separate transactions. In connection with the termination of the Employment Agreement, the Company will make the payments and provide the benefits to Ms. Freeman set forth in the Employment Agreement as though there were a termination due to a Change in Control (as defined in the Employment Agreement).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On May 29, 2015 and June 3, 2015, respectively, each of Mr. Peter Metcalf and Ms. Zeena Freeman resigned from the Board of Directors of the Company, effective immediately.  Mr. Metcalf’s and Ms. Freeman’s respective decisions to resign from the Board of Directors were not the result of any disagreements with the Company, but rather, they each agreed to voluntarily resign as directors of the Company in order to allow the Company to comply with the NASDAQ Stock Market listing requirement that a NASDAQ-listed company’s board of directors consist of a majority of “independent directors” as set forth in such listing requirements. As a result of the resignations of Mr. Metcalf and Ms. Freeman from the Company’s Board of Directors, the Company is now in compliance with the NASDAQ Stock Market’s requirement that a majority of its directors be independent.

Also on June 3, 2015, Ms. Freeman resigned as President of the Company and terminated her Employment Agreement as described in Item 1.02 of this Current Report on Form 8-K (the “Report”). Mr. Metcalf will continue to serve as the Company’s Chief Executive Officer and will perform the responsibilities of President in addition to his responsibilities as Chief Executive Officer.

(e)           The disclosure set forth in Item 1.02 of this Report with respect to Ms. Freeman is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits. The following Exhibit is filed herewith as a part of this Report:

Exhibit	Description
10.1	Employment Agreement, dated as of August 11, 2014, between Black Diamond, Inc. and Zeena Freeman (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 15, 2014 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2015

BLACK DIAMOND, INC.

By:	/s/ Aaron Kuehne
Name:	Aaron Kuehne
Title:	Chief Financial Officer